UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2014 (May 29, 2014)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800
Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.             Unregistered Sales of Equity Securities.

On May 29, 2014 (but effective as of May 28, 2014 with respect to one holder), Sanchez Energy Corporation (the “Company”) entered into exchange agreements with holders of the Company’s 4.875% Convertible Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), and of the 6.500% Convertible Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), pursuant to which such holders agreed to exchange an aggregate of (i) 166,025  shares of Series A Preferred Stock (and waive their rights to any accrued and unpaid dividends thereon) for 418,715 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) 210,820 shares of the Series B Preferred Stock (and waive their rights to any accrued and unpaid dividends thereon) for 553,980 shares of Common Stock.  Closing is expected to occur on June 2, 2014 and June 3, 2014, subject to satisfaction or waiver of customary closing conditions.

The offer and issuance of the shares of Common Stock to the holders of the Series A Preferred Stock and Series B Preferred Stock have been and will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that the shares of Common Stock will be issued to existing holders in privately negotiated transactions and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: May 30, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial Officer